UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 24, 2012

WEST BANCORPORATION, INC.
(Exact Name of Registrant as Specified in its Charter)

Iowa	0-49677	42-1230603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 22nd Street, West Des Moines, Iowa 50266
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:  (515) 222-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 24, 2012, the Board of Directors (the “Board”) of West Bancorporation, Inc. (the “Company”) approved the adoption of the West Bancorporation, Inc. Deferred Compensation Plan (the “Plan”). The Plan is an unfunded, nonqualified deferred compensation plan intended to conform to the requirements of Section 409A of the Internal Revenue Code. The Plan will be effective as of January 1, 2013, and provides an opportunity for eligible participants, including directors and key officers of the Company and its subsidiaries, to voluntarily defer receipt of a portion of their respective cash compensation. The amount of compensation to be deferred by each individual participating in the Plan (each, a “participant”), if any, is determined in accordance with the Plan based on each participant's election. Additionally, the Company and its subsidiaries have the right to make discretionary contributions under the Plan on behalf of participants, though the Company has no intention at this time of making such Company contributions. Deferred compensation under the Plan is payable on a date or dates selected by each participant at the time of enrollment, subject to change in certain specified circumstances. In the event of a change in control of the Company, any amounts deferred by a participant will be distributed to the participant in a lump sum upon the change in control, and any Company contributions will be distributed in accordance with the participant's elections.

Amounts deferred under the Plan will be credited to bookkeeping accounts maintained by the Company for each participant, adjusted for any gains or losses attributable to a notional rate of return selected by the Compensation Committee (the “Committee”) of the Board. Prior to the Plan's Effective Date, the Committee shall establish the notional rate of return for 2013 and thereafter, subject to subsequent changes by the Committee. Payment obligations pursuant to the Plan are unsecured general obligations of the Company. The Committee may amend the Plan from time to time, except that no amendment may decrease any amount then credited to a participant's account under the Plan.

The foregoing summary of the terms of the Plan is not intended to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	West Bancorporation, Inc. Deferred Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

West Bancorporation, Inc.

October 29, 2012	By:	/s/ Douglas R. Gulling
Name: Douglas R. Gulling
Title: Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	West Bancorporation, Inc. Deferred Compensation Plan